Exhibit 10.13

General Agency Agreement

Party A: Inner Mongolia YanGuFang Ecological Agriculture Technology (Group) Co., Ltd.

Address: Room 201, Whole Grain Ecological Science and Technology Park, YanGuFang, District E , Golden Triangle Development Zone, Wuchuan County, Hohhot City, Inner Mongolia Autonomous Region

Contact: /

Tel: 0471-8828682

Party B: Inner Mongolia YanGuFang Whole Grain Industry Development Co., Ltd., Inner Mongolia YanGuFang Whole Grain Industry Development Co., Ltd. Shanghai Branch, Inner Mongolia YanGuFang Import and Export Trading Co., Ltd., Shanghai YanGuFang E-Commerce Co., Ltd., Inner Mongolia YanGuFang Contract Farming Development Co., Ltd.

Address: Room 202, Whole Grain Ecological Science and Technology Park, YanGuFang, District E , Golden Triangle Development Zone, Wuchuan County, Hohhot City, Inner Mongolia Autonomous Region

Contact: /

Tel: 0471- 8828222

After friendly negotiation, both parties A and B will bring high-tech products to the market better on the basis of fairness, honesty, trust, equal cooperation, mutual benefit, and in order to accelerate the industrialization of science and technology and promote the transformation of marketization. Therefore, for the purpose of promoting products and improving after-sales service, Party B has reached the following agreement as the agent of YanGuFang series products officially authorized by Party A.

I. Authorized territory and agency period

1. Party A authorizes Party B to be the general agent of Party A’s YanGuFang series products in China.

2. The agency period authorized by Party A to Party B is from August 1 , 2021 to December 31 , 2026. If the two parties do not propose to stop the cooperation in writing within the cooperation period, the contract will be automatically renewed after the expiration of the validity period.

II. Sales method and price

1. During the agency period , Party B can sell YanGuFang series of health products in wholesale or retail according to the price system stipulated by Party A.

2. Party B can develop other distributors as the general distributor of Party A.

3. Party B must submit the market plan to Party A for the record before doing market activities or advertisements, and then apply for reimburse from Party A with the copy of the invoice and the original of the advertisement, and Party A will reimburse Party B in the form of cash or products. If Party B does not advertise or conduct market activities, Party B cannot enjoy Party A’s market support fee.

III. Party A’s rights and obligations

1. Party A provides long-term training for Party B’s sales and technical personnel for Party B. The training time and training location shall be arranged by Party A.

2. Party A shall provide Party B with the latest product training materials in a timely manner.

3. Party A shall provide Party B with relevant publicity materials and publicity aids for YanGuFang series products.

4. Party A is obliged to guide and answer the technical questions raised by Party B by telephone, fax, E-mail, etc.

5. Party A should notify Party B 15 days in advance of price changes of products.

IV. Party B’s rights and obligations

1. Actively expand the local market, actively promote market development and achieve product sales.

2. Party B shall sell the products in the designated area according to the price stipulated by Party A.

3. Party B should cooperate with Party A to establish a national market information network, provide accurate market and competitor information in a timely manner, and actively cooperate with Party A to promote and sell products and services in business activities.

4. Party B purchases goods from Party A at the price determined in this agreement, and shall not actively asks Party A for other discounts or subsidies, but in specific circumstances where it is really necessary, Party B has the right to negotiate with Party A.

5. Assist Party A in marketing promotion and product image establishment in the region. Fully responsible for after-sales technical support for local users, including users developed by both parties. Actively assist Party A in product upgrades, and actively provide user feedback and suggestions on products.

6. With the cooperation of Party B, Party A shall provide users with good after-sales service in a timely manner.

7. Party A has the right to negotiate directly with product suppliers on behalf of Party B regarding the sales behavior involved in this agreement.

V. Intellectual property rights

Party A authorizes Party B to use Party A’s trademark, and Party B’s use of the trademark shall comply with Party A’s requirements at all times. Party B shall use it in a way that is conducive to enhancing the reputation, goodwill and long-term brand value of the mark. When Party B produces the agreed products for Party A, if it needs to entrust a third party to produce any product with the agreement trademark logo, it must ensure that the third party shall not in any way use the above products without permission except for the production of the above-mentioned products for Party A and Party B. and shall not provide products to any party other than to Party A and Party B.

Party A : Inner Mongolia YanGuFang Ecological Agriculture Technology ( Group) Co., Ltd.

Date : July 30 , 2021

(Seal)

Party B : Inner Mongolia YanGuFang Whole Grain Industry Development Co., Ltd. (Seal)

Inner Mongolia YanGuFang Import and Export Trading Co., Ltd. (Seal)

Shanghai YanGuFang E-commerce Co. (Seal)

Inner Mongolia YanGuFang Contract Farming Development Co., Ltd. (Seal)

Date : July 30 , 2021

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